Exhibit 99.1

Investor Relations Contact:	Media Contact:
Jennifer Gianola	Mei Li
NetSuite Inc.	NetSuite Inc.
650.627.1131	650.627.1063
jgianola@netsuite.com	meili@netsuite.com

NETSUITE ANNOUNCES FOURTH QUARTER AND FISCAL 2014 FINANCIAL RESULTS
Fiscal Year 2014 Marks a Record Fifth Straight Year of Accelerating Recurring Revenue Growth

•	Record Q4 Revenue of $157.9 Million, a 37% Year-over-Year Increase
•	Record 2014 Revenue of $556.3 Million, 34% Growth over Prior Year
•	Record Q4 2014 Operating Cash Flow of $20.9 Million, 21% Growth over Prior Year

SAN MATEO, Calif. - January 29, 2015-NetSuite Inc. (NYSE: N), the industry's leading provider of cloud-based financials / ERP and omnichannel commerce software suites, today announced operating results for its fourth quarter and fiscal year ended December 31, 2014.

Total revenue for the fourth quarter of 2014 was $157.9 million, representing a 37% increase over the prior year. Total revenue for the year was $556.3 million, a year-over-year increase of 34%.

Cash flow from operations was $20.9 million in the fourth quarter of 2014, an increase of $3.6 million, or 21%, over the same period last year. Cash flow from operations was $74.9 million for the year, an increase of $12.7 million, or 20%, over the prior year.

On a GAAP basis, net loss for the fourth quarter of 2014 was $25.3 million, or $(0.33) per share, as compared to a net loss of $20.2 million, or $(0.27) per share, in the fourth quarter of 2013. GAAP net loss for the year ended December 31, 2014 was $100.0 million, or $(1.31) per share, as compared to a GAAP net loss of $70.4 million, or $(0.95) per share, in 2013.

Non-GAAP net income for the fourth quarter of 2014 was $7.5 million, or $0.10 per share, as compared to non-GAAP net income of $6.2 million, or $0.08 per share, in the fourth quarter of 2013. Non-GAAP net income for the year ended December 31, 2014 was $25.0 million, or $0.32 per share, as compared to non-GAAP net income of $19.9 million, or $0.26 per share, in 2013.

“Our record results for the quarter and fiscal year 2014 contrast with the results announced by legacy on-premise software companies as the cloud and NetSuite disrupt the business software landscape,” said NetSuite CEO Zach Nelson. “The fourth quarter of 2014 was our seventh consecutive quarter of more than 30% year-over-year recurring revenue growth. In addition, fiscal year 2014 represents a fifth consecutive year of accelerating recurring revenue growth, which, based on public disclosures, we believe is a record unmatched by any publicly-traded on-premise or cloud software company during the last five years.”

Conference Call
In conjunction with this announcement, NetSuite will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss the company's fourth quarter and fiscal 2014 financial results, and our outlook for the first quarter and fiscal 2015. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of NetSuite's website at www.netsuite.com/investors. The live call can be accessed by dialing 855-416-1337 (U.S.) or 779-232-4661 (outside the U.S.) and referencing passcode: 63204335. A replay of the call can also be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (outside the U.S.), and referencing passcode: 63204335.

About NetSuite
NetSuite Inc. is the industry's leading provider of cloud-based financials / Enterprise Resource Planning (ERP) and omnichannel commerce software suites. In addition to financials/ERP and omnichannel commerce software suites, NetSuite offers a broad suite of applications, including financial management, Customer Relationship Management (CRM), ecommerce and retail management, Professional Services Automation (PSA) and Human Capital Management (HCM) that enable companies to manage most of their core business operations in one single unified suite. NetSuite software allows businesses to automate operations, streamline processes and access real-time business information anytime, anywhere. For more information about NetSuite, please visit www.netsuite.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and NetSuite's scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for NetSuite, including, but not limited to, our expectations regarding our products, market demand, future earnings, revenue and market share growth. These forward-looking statements are based upon the current expectations and beliefs of NetSuite's management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to us as of the date thereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected or than it has in the past; adverse and unpredictable macro-economic conditions or reduced investments in on-demand applications and information technology spending; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at one or more of our data centers may occur; a security breach may impact operations; risks associated with material defects or errors in our software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully identify other businesses and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; evolving government regulation of the Internet and ecommerce; changes to current accounting rules; changes in foreign exchange rates; and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

Customers who purchase our services should make sure the decisions are based on features that are currently available. Please be advised that any unreleased services or features from NetSuite referenced in today's discussion or other public statements are not currently available and may not be delivered on time or at all.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to our Annual Report on Form 10-K filed on March 3, 2014, Quarterly Report on Form 10-Q filed on November 7, 2014 and any subsequently filed reports on Forms 10-K, 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system ("EDGAR") at www.sec.gov or NetSuite's website at www.netsuite.com.

Non-GAAP Financial Measures
Our stated results include certain non-GAAP financial measures, including non-GAAP operating income, net income, weighted average shares outstanding, and net income per share. Non-GAAP operating income excludes expenses related to stock-based compensation expense, amortization of intangible assets, and transaction costs for business combinations. Non-GAAP net income excludes expenses related to stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefits associated with business combinations. Non-GAAP operating income and non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. We believe these adjustments provide useful comparative information to investors.

We consider these non-GAAP financial measures to be important because they provide useful measures of our operating performance and are used by our management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on our Investor Relations website at www.netsuite.com/investors. The contents of the website are not incorporated by reference into this press release.

NOTE: NetSuite and the NetSuite logo are service marks of NetSuite Inc.

NetSuite Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$367,769	$451,577
Short-term marketable securities	82,622	—
Accounts receivable, net of allowances of $1,886 and $833 as of December 31, 2014 and December 31, 2013, respectively	139,221	86,818
Deferred commissions	53,377	38,187
Other current assets	30,012	22,622
Total current assets	673,001	599,204
Marketable securities, non-current	9,143	—
Property and equipment, net	58,539	48,183
Deferred commissions, non-current	13,499	8,405
Goodwill	123,049	84,478
Other intangible assets, net	32,404	20,460
Other assets	12,604	11,669
Total assets	$922,239	$772,399
Liabilities and total equity
Current liabilities:
Accounts payable	$5,082	$4,838
Deferred revenue	300,884	211,694
Accrued compensation	41,081	24,535
Accrued expenses	30,975	21,721
Other current liabilities	14,751	16,776
Total current liabilities	392,773	279,564
Long-term liabilities:
Convertible 0.25% senior notes, net	265,710	254,038
Deferred revenue, non-current	13,622	12,913
Other long-term liabilities	15,900	15,832
Total long-term liabilities	295,232	282,783
Total liabilities	688,005	562,347
Total equity:
Common stock	770	751
Additional paid-in capital	788,583	658,717
Accumulated other comprehensive income	(5,912)	(246)
Accumulated deficit	(549,207)	(449,170)
Total equity	234,234	210,052
Total liabilities and total equity	$922,239	$772,399
NetSuite Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenue:
Subscription and support	126,705	$93,562	$447,782	$333,556
Professional services and other	31,164	21,446	108,502	80,952
Total revenue	157,869	115,008	556,284	414,508
Cost of revenue:
Subscription and support (1)	20,041	15,167	72,007	55,269
Professional services and other (1)	30,496	21,784	104,803	79,925
Total cost of revenue	50,537	36,951	176,810	135,194
Gross profit	107,332	78,057	379,474	279,314
Operating expenses:
Product development (1)	28,548	22,886	106,706	78,312
Sales and marketing (1)	82,856	57,053	290,961	210,079
General and administrative (1)	16,902	14,287	65,138	51,693
Total operating expenses	128,306	94,226	462,805	340,084
Operating loss	(20,974)	(16,169)	(83,331)	(60,770)
Other income / (expenses) and income taxes, net (1)	(4,371)	(4,042)	(16,706)	(9,639)
Net loss	(25,345)	(20,211)	(100,037)	(70,409)
Net loss per share	$(0.33)	$(0.27)	$(1.31)	$(0.95)
Weighted average number of shares used in computing net loss per common share	76,850	74,851	76,174	74,085

(1)Includes stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefits associated with business combinations as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Cost of revenue:
Subscription and support	$2,332	$1,733	$8,342	$6,135
Professional services and other	2,845	2,345	10,328	8,834
Operating expenses:
Product development	7,396	6,427	28,587	23,543
Sales and marketing	10,945	7,369	38,897	26,749
General and administrative	6,012	5,675	25,988	19,123
Other income / (expenses) and income taxes, net	3,291	2,875	12,910	5,935
Total	$32,821	$26,424	$125,052	$90,319

NetSuite Inc.
Reconciliation of Net Loss Per Share to Non-GAAP Net Income Per Share
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Reconciliation between GAAP operating loss and non-GAAP operating income:
Operating loss	$(20,974)	$(16,169)	$(83,331)	$(60,770)
Reversal of non-GAAP expenses:
Stock-based compensation and amortization of capitalized stock-based compensation (a)	26,475	20,235	97,340	74,165
Amortization of intangible assets and business combination costs (b)	3,055	3,314	14,802	10,219
Non-GAAP operating income	$8,556	$7,380	$28,811	$23,614
Numerator:
Reconciliation between GAAP net loss and non-GAAP net income:
Net loss	$(25,345)	$(20,211)	$(100,037)	$(70,409)
Stock-based compensation and amortization of capitalized stock-based compensation (a)	26,475	20,235	97,340	74,165
Amortization of intangible assets and business combination costs (b)	3,055	3,314	14,802	10,219
Non-cash interest expense on convertible debt (c)	3,291	3,138	12,910	7,317
Income tax benefit associated with business combinations (d)	—	(263)	—	(1,382)
Non-GAAP net income	$7,476	$6,213	$25,015	$19,910
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per common share	76,850	74,851	76,174	74,085
Effect of dilutive securities (stock options and restricted stock awards) (e)	1,522	1,859	1,557	2,206
Non-GAAP weighted average shares used in computing non-GAAP net income per common share	78,372	76,710	77,731	76,291
GAAP net loss per share	$(0.33)	$(0.27)	$(1.31)	$(0.95)
Non-GAAP net income per share	$0.10	$0.08	$0.32	$0.26
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of operating income, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefits associated with business combinations and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future.

These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance.

The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Additionally, we capitalize equity based compensation costs in connection with our capitalization of internally developed software costs. These equity based compensation costs are included in cost of revenue when the internally developed software costs are amortized. As such, we included these costs in the stock-based compensation line item to determine both non-GAAP operating income and non-GAAP net income.

(b)
Amortization of intangible assets and transaction costs related to business combinations resulted principally from mergers and acquisitions. Expense for the amortization of intangible assets is a non-cash item, and we believe the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies. Business combinations result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. We believe the exclusion of acquisition related expense items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(c)
During the second quarter of 2013, we issued $310.0 million in senior convertible debt with a coupon interest rate of 0.25%. Interest is paid semiannually on June 1 and December 1 over the five year term of the debt. In connection with this convertible debt, we are required to recognize non-cash interest expense, including debt transaction costs, in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense, including debt transaction costs, for purposes of calculating non-GAAP net income and non-GAAP net income per share. We believe that excluding these expenses from our non-GAAP measures is useful to investors because the incremental interest expense does not represent a cash outflow for the company and the debt transactions cost do not represent a cash outflow for the company except in the period the debt was issued and therefore both are not indicative of our continuing operations or meaningful in evaluating current versus past business results. Finally, we believe that non-GAAP measures of profitability that exclude non-cash interest expense and debt transaction costs are widely used by analysts and investors.

(d)
In connection with our business acquisitions in the first and fourth quarters of 2013, we recorded an income tax benefit that reduced our income tax provision in each of the respective quarters. These income tax benefits are non-cash items that would not otherwise have been incurred in the normal course of our business operations. We believe that the exclusion of acquisition related items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(e)
These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

NetSuite Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(100,037)	$(70,409)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,115	15,668
Amortization of other intangible assets	9,993	6,749
Amortization of debt discount and transaction costs	12,910	7,316
Provision for accounts receivable allowances	1,446	1,041
Stock-based compensation	96,480	73,660
Amortization of deferred commissions	75,249	55,531
Excess tax benefit on stock-based compensation	(313)	(410)
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(50,811)	(22,305)
Deferred commissions	(95,532)	(70,380)
Other current assets	(4,932)	(12,486)
Other assets	(2,165)	(2,329)
Accounts payable	(2,321)	1,691
Accrued compensation	15,403	6,173
Deferred revenue	89,668	63,510
Other current liabilities	11,624	8,771
Other long-term liabilities	(1,857)	444
Net cash provided by operating activities	74,920	62,235
Cash flows from investing activities:
Purchases of property and equipment	(23,732)	(20,337)
Capitalized internal use software	(2,578)	(2,056)
Cash paid in business combinations, net of amounts received, and equity investments	(39,209)	(58,630)
Purchases of marketable securities	(105,576)	—
Maturities of marketable securities	10,000	—
Sales of marketable securities	3,799	—
Net cash used in investing activities	(157,296)	(81,023)
Cash flows from financing activities:
Proceeds from issuance of convertible 0.25% senior notes	—	310,000
Payments of issuance costs on convertible 0.25% senior notes	—	(8,260)
Payments under capital leases	(364)	(744)
Payments under capital leases and long-term debt - related party	(3,054)	(2,612)
Payments to repurchase common stock	—	(30,000)
Payments related to business combinations	(5,945)	—
RSU acquired to settle employee withholding liability	(137)	(162)
Excess tax benefit on stock-based compensation	313	410
Proceeds from issuance of common stock, net of issuance costs	9,029	16,944
Net cash (used in) / provided by financing activities	(158)	285,576
Effect of exchange rate changes on cash and cash equivalents	(1,274)	(1,070)
Net change in cash and cash equivalents	(83,808)	265,718
Cash and cash equivalents at beginning of period	451,577	185,859
Cash and cash equivalents at end of period	$367,769	$451,577